Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 RPM Dental, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1, of our report dated August 10, 2010, of RPM Dental, Inc. relating to the financial statements as of March 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

August 17, 2010